Exhibit 99.1
PEACE ARCH ENTERTAINMENT GROUP INC.
SUBSCRIPTION AGREEMENT FOR COMMON SHARES
(United States)

TO:	PEACE ARCH ENTERTAINMENT GROUP INC.
The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Peace Arch Entertainment Group Inc. (the “Corporation”) that number of common shares of the Corporation (the “Purchased Shares”) set out under “Subscription and Subscription Information” below at a price of US $ 1.10 per share (the “Subscription Price”). The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares” including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations, warranties and covenants contained in such documents. This subscription is subject to acceptance by the Corporation.
There is no minimum amount required to be raised by the sale of the Purchased Shares and the proceeds from the sale of the Purchased Shares will be immediately available to the Corporation.
Please make sure that your subscription includes:
1.	one (1) signed copy of this Subscription Agreement with the information on the following page completed;

2.	a certified cheque or bank draft in an amount equal to the aggregate Subscription Price, payable in Canadian funds to “Peace Arch Entertainment Group Inc.” unless other acceptable payment arrangements have been made; and

3.	one (1) signed copy of the Certificate of a U.S. Person in the form attached to this Subscription Agreement as Schedule “A”.
Please deliver your subscription to:
Peace Arch Entertainment Group Inc.
124 Merton Street, Suite 407
Toronto, Ontario M4S 2Z2
Attention: Gary Howsam
Fax: (416) 487-0377
All Subscriptions Must Be Received By Not Later than May 31, 2006 at 5:00 pm

SUBSCRIPTION AND SUBSCRIBER INFORMATION
Please print all information (other than signatures), as applicable, in the space provided below

Todd R. Wagner

Account Reference (if applicable):

By:	/s/ Todd R. Wagner

Authorized Signature

(Official Capacity or Title — if the Subscriber is not an individual)

(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address, including Province or Territory)
(“jurisdiction”)
3008 Taylor St, Dallas, Texas 75226

(Telephone Number)		(Email Address)

Account Registration Information:

(Name)

(Account Reference, if applicable)

(Address, including Postal Code)

Number and kind of securities of the Corporation held, if any:

Number of Purchased Shares: 3,000,000                          x $1.10
=
Aggregate Subscription Price:$3,300,000
(the “Subscription Price”)

If the Subscriber is signing as agent for a principal (beneficial purchaser) and is not purchasing as trustee or agent for accounts fully managed by it, complete the following:

(Name of Principal)

(Principal’s Address)

(Telephone Number)	(Email Address)

Delivery Instructions as set forth below:

☐ Same as registered address, or

(Name)

(Account Reference, if applicable)

(Address)

(Contact Name)	(Telephone Number)

     Each of the Corporation and the Subscriber hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Purchased Shares and this Subscription Agreement be drawn up in the English language only. La Société et le souscripteur reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière a la vente d’actions ordinaires de la société et à la présente convention de souscription soient rédigés en anglais seulement.

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
COMMON SHARES
ARTICLE 1 — INTERPRETATION
1.1 Definitions
     Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:
“Amex” means the American Stock Exchange.
“Amex Approval” means the approval of the Offering by Amex, including without limitation, Amex agreeing to list the Common Shares thereon.
“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto are not open for business.
“Closing” shall have the meaning ascribed to such term in Section 4.1.
“Closing Date” shall have the meaning ascribed to such term in Section 4.1.
“Closing Time” shall have the meaning ascribed to such term in Section 4.1.
“Common Share” means a common share in the capital of the Corporation as constituted as at the Closing Date.
“Control Person” means a person, company or combination of persons or companies described in clause (c) of the definition of “distribution” in subsection 1(1) of the Securities Act (Ontario).
“Corporation” means Peace Arch Entertainment Group Inc.
“Offering” means the offering of up to 7,500,000 Common Shares pursuant to this Subscription Agreement.
“Purchased Shares” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.
“person” means any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.
“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in Canada, the United States, each of the provinces of Canada and each of the states of the United States, the applicable policy statements issued by the securities regulators in Canada, the United States, each of the provinces of Canada and each of the states of the United States and the rules of the TSX and AMEX.
“Subscriber” means the subscriber for Purchased Shares as set out on the face page of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.
“Subscription Price” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.
“TSX” means the Toronto Stock Exchange.
“TSX Approval” means the conditional approval of the Offering by the TSX, including without limitation, the TSX agreeing to list the Common Shares thereon.
“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.
“U.S. Person” means a “U.S. Person” as defined in Rule 902(k) of Regulation S under the U.S. Securities Act.
“U.S. Securities Act” means the United States Securities Act of 1933, as amended.
1.2 Gender and Number
     Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.
1.3 Currency
     Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in U.S. dollars.
1.4 Subdivisions, Headings and Table of Contents
     The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.
ARTICLE 2 — SCHEDULES
2.1 Description of Schedules
     The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:
     Schedule “A” — Certificate of a U.S. Person

ARTICLE 3— SUBSCRIPTION AND DESCRIPTION OF
PURCHASED SHARES
3.1 Subscription for the Purchased Shares
     The Subscriber hereby confirms its irrevocable subscription for an offer to purchase the Purchased Shares from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described in Article 4.
3.2 Acceptance and Rejection of Subscription by the Corporation
     The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Purchased Shares, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation representing the Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Price for that portion of the subscription for the Purchased Shares which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.
ARTICLE 4 — CLOSING
4.1 Closing
     Delivery and sale of the Purchased Shares and payment of the Subscription Price will be completed (the “Closing”) concurrently at the offices of the Corporation’s counsel, Goodmans LLP, 250 Yonge Street, Suite 2400, Toronto, Ontario, M5B 2M6 at 11:00 a.m. (Toronto time) (the “Closing Time”) on May 31, 2006 or such other place or date or time as the Corporation and the Subscriber may agree (the “Closing Date”). If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Corporation, or waived by it, the Corporation shall deliver to each Subscriber a certificate representing the Purchased Shares which such Subscriber is purchasing against delivery to the Corporation by such Subscriber at the Closing of (a) an executed counterpart of this Subscription Agreement, and (b) the Subscription Price for such Purchase Shares by wire transfer of immediately available funds, check payable to the Corporation, cancellation of indebtedness or a combination thereof.
     If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Corporation to the Subscriber of certificates representing the Purchased Shares) have not been complied with to the satisfaction of the Corporation, or waived by it, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.
4.2 Conditions of Closing
     The Offering is conditional upon the Corporation obtaining TSX Approval, Amex Approval, and fulfilling all other conditions referred to in this Subscription Agreement.
     The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	payment by the Subscriber of the Subscription Price by certified cheque, bank draft or other acceptable electronic means in Canadian dollars payable to “Peace Arch Entertainment Group Inc.”;

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement to:

Peace Arch Entertainment Group Inc.
124 Merton Street, Suite 407
Toronto, Ontario M4S 2Z2

Attention:	Gary Howsam
Fax:	(416) 487-0377
(c)	the Subscriber having properly completed, signed and delivered a Certificate of a U.S. Person, attached hereto as Schedule “A”, evidencing the Subscriber’s status as an accredited investor resident in the United States:
ARTICLE 5— REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
5.1 Representations and Warranties of the Corporation
     The Corporation hereby represents and warrants to the Subscriber as of the date of this Subscription Agreement as follows:
     (a) The Corporation has been continued and is validly existing under the laws of the Province of Ontario and has all requisite corporate power, capacity and authority to own, lease and operate its properties and assets and conduct its business as currently conducted or proposed to be conducted and to execute, deliver and carry out its obligations under this Subscription Agreement, and to do all acts and things and execute and deliver all documents as are required hereunder in accordance with the terms hereof.
     (b) This Subscription Agreement shall be, on or prior to the Closing Date, duly authorized, executed and delivered by the Corporation and shall be valid and binding obligations of the Corporation enforceable in accordance with their respective terms, subject to any applicable bankruptcy, reorganization, winding-up, insolvency, moratorium or other laws of general application, the unavailability of any equitable remedies, and that the enforcement of any rights against the Corporation under this Subscription Agreement with respect to indemnity or contribution may be limited by applicable law and may or may not be ordered by a court on grounds of public policy. The Corporation has the corporate power and authority to enter into this Subscription Agreement and to perform its obligations hereunder.
     (c) The Corporation has the power and authority to issue the Purchased Shares and at the Closing Time on the Closing Date and upon receipt of the Subscription Price therefor, the Purchased Shares will be duly and validly authorized and duly and validly issued and outstanding as fully paid and non-assessable shares.

ARTICLE 6— ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND
WARRANTIES OF THE SUBSCRIBER
6.1 Acknowledgements, Representations, Warranties and Covenants of the Subscriber
     The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such representations and warranties in connection with the transactions contemplated herein:
(a)	The Subscriber and each beneficial person for whom it is acting is a resident or, if not an individual, has the head office in the jurisdiction set out on the page following the face page of this Subscription Agreement and intends that the Securities Laws of that jurisdiction govern the issuance of Common Shares to the Subscriber under the Offering. Such address was not created and is not used solely for the purpose of acquiring the Purchased Shares. The Subscriber and any beneficial owner for whom it is acting was not created or used solely to purchase or hold securities in reliance upon an exemption from a prospectus requirement.

(b)	The Subscriber has properly completed, executed and delivered to the Corporation within applicable time periods the Certificate of a U.S. Person (dated as of the date hereof) set forth in Schedule “B” and the information contained therein is true and correct.

(c)	The representations, warranties and covenants contained in the Certificate of a U.S. Person, attached hereto as Schedule “B”, will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Time.

(d)	The Subscriber is a U.S. Person, or is not a U.S. Person but was offered the Purchased Shares, or executed or delivered this Subscription Agreement, in the United States of America, or is purchasing the Purchased Shares for the account of or benefit of a U.S. Person or a person in the United States of America or is otherwise subject to the securities laws of the United States of America.

(e)	Neither the Subscriber nor any person for whom it is acting will offer, sell or otherwise dispose of the Purchased Shares in the United States or to a U.S. Person or a person in the United States unless the Corporation has consented to such offer, sale or distribution and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States or the U.S. Securities and Exchange Commission has declared effective a registration statement in respect of such securities.

(f)	The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Purchased Shares and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities

Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(g)	The Subscriber is subscribing for the Purchased Shares as principal for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws) and not with a view to resale or distribution of all or any of the Purchased Shares or if it is not subscribing as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser for the Purchased Shares for whom it is acting.

(h)	In the case of a subscription for the Purchased Shares by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial person, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of the Purchased Shares and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation may be required by law to disclose the identity of each beneficial purchaser for whom the Subscriber is acting.

(i)	In the case of a subscription for the Purchased Shares by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(j)	If the Subscriber, or (if applicable) any beneficial purchaser for whom the Subscriber is contracting hereunder, is:
(i)	a corporation, the Subscriber or beneficial purchaser, if applicable, is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchased Shares as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement and the individual signing the Subscription Agreement has been duly authorized to execute this Subscription Agreement;

(ii)	a partnership, syndicate or other form of unincorporated organization, the Subscriber or beneficial purchaser, if applicable, has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii)	an individual, the Subscriber or beneficial purchaser, if applicable, is of the full age of majority in the jurisdiction in which he or she is resident and is legally competent to execute and be bound by this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.
(k)	There is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Purchased Shares, the Subscriber covenants to indemnify and hold harmless the Corporation with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(l)	The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person or a “promoter” within the meaning of the Securities Laws.

(m)	The Subscriber, and each beneficial purchaser for whom it is contracting, is at arm’s length within the meaning of the applicable Securities Laws and the policies of the TSX, with the Corporation.

(n)	If required by applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Purchased Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(o)	The purchase of the Common Shares by the Subscriber hereunder is not a transaction in which any director or officer of the Corporation, or any beneficial owner of 10% of the voting rights attending to all outstanding voting securities of the Corporation, has a direct or indirect beneficial interest unless the Subscriber has otherwise notified the Corporation.

(p)	The Subscriber, and each beneficial person for whom it is contracting hereunder, have been independently advised to consult their own legal advisors with respect to trading in the Purchased Shares, the resale restrictions imposed by the Securities Laws of the province in which the Subscriber resides or to which the Subscriber is subject and by the policies of the TSX and the Subscriber is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial persons for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(q)	The Subscriber, and each beneficial person for whom it is contracting hereunder, has not received or been provided with a prospectus or offering memorandum, within the meaning of the Securities Laws, or any document in connection with the Offering, and the Subscriber’s decision to subscribe for the Purchased Shares was not based upon, and the Subscriber, and each beneficial person for whom it is contracting hereunder, has not relied upon, any verbal or written representations as to fact or otherwise made by or on behalf of the Corporation. The Subscriber’s decision to subscribe for the Purchased Shares was based solely upon the information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Corporation).

(r)	The Subscriber is not purchasing Purchased Shares with knowledge of material information concerning the Corporation which has not been generally disclosed.

(s)	No person has made any written or oral representations:
(i)	that any person will resell or repurchase the Purchased Shares;

(ii)	that any person will refund the Subscription Price; or

(iii)	as to the future price or value of the Purchased Shares.
(t)	There are risks associated with the purchase of and investment in the Purchased Shares and the Subscriber, and each beneficial person for whom it is contracting hereunder, is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Purchased Shares, fully understands the restrictions on resale of the Purchased Shares and is able to bear the economic risk of an investment in the Purchased Shares.
6.2 Acknowledgments of the Subscriber
     The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:
(a)	No securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed, passed, made any finding or determination, or recommended or endorsed on the merits of the Purchased Shares.

(b)	There are restrictions on the Subscriber’s ability to resell the Purchased Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Purchased Shares.

(c)	The Purchased Shares shall be subject to statutory resale restrictions under the Securities Laws of the jurisdiction in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell the Purchased Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Corporation is in no way responsible) for such compliance.

(d)	The Subscriber’s ability to transfer the Purchased Shares is limited by, among other things, applicable Securities Laws.

(e)	The certificates representing the Purchased Shares will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 1, 2006.”
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (C) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”
(f)	The Subscriber, and each beneficial person for whom it is contracting hereunder, shall execute, deliver, file and otherwise assist the Corporation with filing all documentation required by the applicable Securities Laws to permit the subscription for the Purchased Shares and the issuance of the Purchased Shares.

(g)	The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and as a consequence of acquiring the Purchased Shares pursuant to such exemption:
(i)	certain protections, rights and remedies provided by applicable Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Subscriber and each beneficial person for whom it is contracting hereunder, or, if applicable, others for whom you are contracting hereunder;

(ii)	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

(iii)	the Subscriber and each beneficial person for whom it is contracting hereunder, may not receive information that would otherwise be required to be given under applicable Securities Laws; and

(iv)	the Corporation is relieved from certain obligations that would otherwise apply under applicable Securities Laws.
(h)	The Subscriber, and each beneficial person for whom it is contracting hereunder, is responsible for obtaining such legal, investment, tax and other professional advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement (including the resale and transfer restrictions referred to herein), and, without limiting the generality of the foregoing, the Corporation’s counsel are acting solely as counsel to the Corporation and not as counsel to the Subscriber.

(i)	There are risks associated with the purchase of the Purchased Shares.

(j)	The funds which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

(k)	The Subscriber and any others for whom it is contracting hereunder acknowledge that the sale of the Purchased Shares was not accompanied by any advertisement in printed media of general and regular paid circulation including printed public media, radio, television or telecommunications, including electronic display and the Internet.

(l)	The Subscriber, and each beneficial purchaser for whom it is contracting herewith, is solely responsible for its own due diligence investigation of the Corporation and its business, for its own analysis of the merits and risks of its investment in the Purchased Shares made pursuant to this Subscription Agreement and for its own analysis of the terms of its investment.
6.3 Reliance on Representations, Warranties, Covenants and Acknowledgements
     The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation in determining the Subscriber’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Purchased Shares under Securities Laws. The Subscriber agrees to indemnify the Corporation and each of its directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in this Subscription Agreement which takes place prior to the Closing Time. The Subscriber further agrees that by accepting the Purchased Shares, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Purchased Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Purchased Shares.

ARTICLE 7 — SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
7.1 Survival of Representations, Warranties and Covenants of the Corporation
     The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber.
7.2 Survival of Representations, Warranties and Covenants of the Subscriber
     The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation with respect thereto, shall continue in full force and effect for the benefit of the Corporation.
ARTICLE 8 — MISCELLANEOUS
8.1 Further Assurances
     Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.
8.2 Collection of Personal Information
(a)	The Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber’s (and any beneficial purchaser for which the Subscriber is contracting hereunder) personal information for the purpose of completing the Subscriber’s subscription. The Subscriber acknowledges and consents to the Corporation retaining the personal information for so long as permitted or required by applicable law or business practices. The Subscriber further acknowledges and consents to the fact that the Corporation may be required by Securities Laws, stock exchange rules and/or Investment Dealers Association of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Subscriber is contracting. In addition to the foregoing, the Subscriber agrees and acknowledges that the Corporation may use and disclose its personal information, or that of each beneficial purchaser for whom it is contracting hereunder, as follows:
(i)	for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(ii)	for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(iii)	for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(iv)	for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v)	for disclosure to professional advisers of the Corporation in connection with the performance of their professional services;

(vi)	for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(vii)	for disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(viii)	for use and disclosure as otherwise required or permitted by law.
8.3 Notices
(a)	Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:
(i)	in the case of the Corporation, to:
Peace Arch Entertainment Group Inc.
124 Merton Street, Suite 407
Toronto, Ontario M4S 2Z2
Attention:       Gary Howsam
                       CEO
Fax:                (416) 487-0377
(ii)	in the case of the Subscriber, at the address specified on the face page hereof.
(b)	Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.
8.4 Time of the Essence
     Time shall be of the essence of this Subscription Agreement and every part hereof.
8.5 Costs and Expenses
     All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.
8.6 Applicable Law
     This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.
8.7 Entire Agreement
     This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.
8.8 Counterparts
     This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties. Delivery of an executed counterpart of this Subscription Agreement by facsimile or transmitted electronically in either a Tagged Image Format File (“.tif”) or Portable Document Format (“.pdf”) shall be equally effective as delivery of a manually executed counterpart of this Subscription Agreement. Any party delivering an executed counterpart of this Subscription Agreement by facsimile, .tif or .pdf shall also deliver a manually executed counterpart of this Subscription Agreement, but failure to do so shall not effect the validity, enforceability, of binding effect of this Subscription Agreement.

8.9 Assignment
     This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.
8.10 Enurement
     This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.
[SIGNATURE PAGE INTENTIONALLY LEFT BLANK]

     The Corporation hereby accepts the subscription for Purchased Shares as set forth on the face page of this Subscription Agreement on the terms and conditions contained in the Subscription Agreement (including all applicable schedules) this 31st day of May, 2006.

PEACE ARCH ENTERTAINMENT GROUP INC.

Per:
Authorized Signing Officer